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                                                                 EXHIBIT (C)

                               SUBLEASE AGREEMENT
                               ------------------

         THIS SUBLEASE AGREEMENT made by and between MAGNETIC TECHNOLOGIES CORPORATION, with an office located at 770 Linden Avenue, Rochester, New York 14625 (herein, the "Sublessor") and AUSTRO MOLD, INC., with an office located at 3 Rutter Street, Rochester, New York 14606 (herein, the "Sublessee").

         WHEREAS, on this date the Sublessor has sold and conveyed to the Sublessee the assets comprising its business knows as "Austro Mold" housed in leased premises consisting of various buildings located at 3 to 59 Rutter Street, Rochester, New York 14606 (herein, the "Leased Premises") under a Lease in which the Sublessor is Tenant (identified in said Lease as "Austro Mold, Inc.", as a result of a merger with Tenant), expiring December 17, 1997 (herein, the "Lease"); and

         WHEREAS, the Sublessee desired to utilize the Leased Premises to conduct the Austro Mold business for the remainder of the Lease term but at a rent less than the rent paid by the Sublessor under the Lease;

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained, the parties hereto hereby agree as follows:

         1. The Sublessor hereby subleases to the Sublessee, and the Sublessee hereby leases from the Sublessor the entire Leased Premises from the date hereof through December 17, 1997.

         2. The Sublessee will pay the Sublessor the sum of Eleven Thousand Five Hundred Dollars ($11,500) per month as rent for the Leased Premises, such payments to be made in full in advance on the first day of each calendar month, except that the first and last month's rent shall be less than a full month's rent prorated on a per diem basis with respect to the number of days in each of said months which are a part of this sublease Agreement (i.e., 17 days in the last month).

         3. The Sublessee will comply with all the provisions of the Lease, a copy of which is attached hereto, as if the Sublessee were the Tenant thereunder, including without limitation provisions relating to insurance, maintenance, environmental compliance, payment of utilities and payment of real estate taxes; but expressly excluding the following provisions of the Lease: the payment of rent set forth in Article II; "Options to Extend" - Article III; "Right of First Refusal" - Article XXX; and "Option to Purchase" - Article XXXI.

         4. The Sublessee will name the Sublessor as a loss payee under the insurance policies which the Sublessee will obtain relative to the Leased Premises for the duration of this Sublease Agreement.

         5. At the termination of this Sublease Agreement, the Sublessee and Sublessor will jointly cause a Phase I environmental report to be prepared relative to the Leased Premises and will each pay for one-half of the cost thereof. The Sublessee will indemnify and hold the Sublessor harmless, for a period of three (3) years from the end of the term of this Sublease Agreement, from and against any claim brought in such period by reason of, or pertaining to, the failure by the Sublessee to have complied with any environmental statutes or regulations promulgated thereunder during the period of this Sublease Agreement or thereafter, including without limitation any failures or violations reported in such Phase I environmental report which were not reported in the Sublessor's Phase I environmental report which has been delivered by the Sublessor to the Sublessee as of this date.




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         6. Provided that the Sublessee complies with all of the terms of the
Sublease Agreement, the Sublessee will have the right to negotiate a new lease directly with the landlord under the Lease at or before the end of the term of this Sublease Agreement, in which event the Sublessor will relinquish all of its rights with respect to the Leased Premises from and after December 17, 1997 and waive all of its rights under the Lease to renew the Lease or to purchase the Leased Premises.

         7. Pursuant to the terms of the Lease, the Sublessor hereby affirms that it has obtained the express approval and written consent of Alfred Puchebner and Frederick Brazda (the "Landlord") under the Lease to enter into this Sublease Agreement with Sublessee.

         8. Should the Sublessee be required to pay any amount of rent above and beyond the amount specified in Item 2 herein due to the Sublessor's failure to pay to Landlord any amount of its portion of rent due, then Sublessee may exercise its right, reserved hereby, to set off the amount paid by Sublessee on behalf of Sublessor against Sublessee's obligation to pay under a Promissory Note between the Sublessee and Sublessor of even date herewith.

         IN WITNESS WHEREOF, the parties hereto have executed this Sublease Agreement on July 15, 1996, in several counterparts, each of which shall be deemed to be an original.


                                   THE SUBLESSOR:
                                   MAGNETIC TECHNOLOGIES CORPORATION


                                   By: /s/ Gordon H. McNeil, President
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                                            Gordon H. McNeil, President

                                   THE SUBLESSEE:
                                   AUSTRO MOLD, INC.


                                   By: Nathu R. Dandora
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                                            Nathu R. Dandora,
                                              Vice President

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